Exhibit 99.4
PHILADELPHIA INSURANCE COMPANIES
SUMMARY SEGMENT TOTALS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(IN THOUSANDS)

	6/30/2005	6/30/2004	2005 VS. 2004	6/30/2005	6/30/2004	2005 VS. 2004
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	421,811	373,688	12.9%	423,034	370,335	14.2%

SPECIALTY LINES	101,822	93,830	8.5%	94,503	80,837	16.9%

PERSONAL LINES	45,817	65,301	-29.8%	50,678	48,768	3.9%

TOTAL ALL LINES	569,450	532,819	6.9%	568,215	499,940	13.7%

	6/30/2005	6/30/2004	2005 VS. 2004	6/30/2005	6/30/2004	2005 VS. 2004
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	402,374	309,764	29.9%	367,175	280,154	31.1%

SPECIALTY LINES	75,909	78,194	-2.9%	72,221	61,017	18.4%

PERSONAL LINES	25,853	38,819	-33.4%	30,495	19,814	53.9%

TOTAL ALL LINES	504,136	426,777	18.1%	469,891	360,985	30.2%